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                 [Form of Opinion of Bingham Dana LLP]

                                                 EXHIBIT 5.1

                                       July __, 1998

HealthDrive Corporation
25 Needham Street
Newton, Massachusetts 02161

Dear Ladies and Gentlemen:

    We have acted as counsel for HealthDrive Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,600,000 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), to be sold by the Company (the "Firm Shares"), 160,000 warrants (the "Warrants"), 160,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and an additional 240,000 shares of Common Stock which may be offered by certain selling shareholders in order to cover over-allotments, if any (the "Over-allotment Shares" and together with the Firm Shares the "Shares"), pursuant to a Registration Statement (Reg. No. 333-49721) on Form S-1 (as amended, the "Registration Statement"), initially filed with the Securities and Exchange Commission on April 9, 1998.

    We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of each of the Shares. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

    We have also assumed that an Underwriting Agreement substantially in the form of Exhibit 1.1 to the Registration Statement, by and among the Company and the underwriters named therein (the "Underwriting

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HealthDrive Corporation
July __, 1998
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Agreement") and a Warrant Agreement substantially in the form of Exhibit
10.16 to the Registration Statement, by and among the Company and H.C. Wainwright & Co., Inc., will have been duly executed and delivered pursuant to the respective authorizing resolutions of the Board of Directors of the Company and that the Firm Shares will be issued only upon the payment therefor as provided in the Underwriting Agreement and that the Warrants and Warrant Shares will be issued only as provided in the Warrant Agreement. With respect to our opinion below that the Over-allotment Shares are fully paid and non-assessable, we are relying on a certificate of the Chief Financial Officer of the Company that the Company received the consideration called for by the resolutions of the Board of Directors authorizing the issuance of the Over-allotment Shares. We have further assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

    This opinion is limited solely to the Delaware General Corporation Law as interpreted by courts located in Delaware.

    Based upon and subject to the foregoing, we are of the opinion that the Firm Shares have been duly authorized and, when delivered and paid for in accordance with the provisions of the Underwriting Agreement, will be validly issued, fully-paid and non-assessable, the Over-allotment Shares have been duly authorized and are fully-paid, validly issued and non-assessable, the Warrants have been duly authorized and, when issued and delivered in accordance with the provisions of the Warrant Agreement, will be validly issued, fully-paid and non-assessable and the Warrant Shares have been duly authorized and, when delivered and paid for in accordance with the provisions of the Warrants, will be validly issued, fully-paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

                                       Very truly yours,



                                       BINGHAM DANA LLP